Exhibit 99.(a)(38)

MORGAN STANLEY INSTITUTIONAL FUND, INC.

ARTICLES SUPPLEMENTARY

MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: The Board of Directors of the Corporation (the “Board of Directors”), at meetings duly convened and held on April 25, 2008 and June 26, 2008 adopted resolutions which:

(a)           authorized the Corporation to liquidate the assets, and redeem all of the issued and outstanding shares, of Systematic Active Large Cap Core Portfolio — Class I, Systematic Active Large Cap Core Portfolio — Class P, Systematic Active Small Cap Core Portfolio — Class I, Systematic Active Small Cap Core Portfolio — Class P, Systematic Active Small Cap Growth Portfolio — Class I, Systematic Active Small Cap Growth Portfolio — Class P, Systematic Active Small Cap Value Portfolio — Class I and Systematic Active Small Cap Value Portfolio — Class P (collectively, the “Liquidated Portfolios”); and

(b)           authorized the reduction to zero of the number of shares of common stock classified as shares of each of the Liquidated Portfolios, and the elimination of the Liquidated Portfolios, effective upon completion of the redemption of all of the issued and outstanding shares of the Liquidated Portfolios.

THIRD: The redemption of all of the issued and outstanding shares of each of the Liquidated Portfolios has been completed and no shares of the Liquidated Portfolios are outstanding; and the number of shares of each of the Liquidated Portfolios has been reduced to zero resulting in the decrease in the aggregate number of shares of common stock which the Corporation has authority to issue from twenty-nine billion (29,000,000,000) shares of common stock to twenty-five billion (25,000,000,000) shares of common stock.

FOURTH: As of immediately before the decrease in the number of authorized shares of the Liquidated Portfolios and the aggregate number of authorized shares of stock of all classes, as set forth above, the total number of shares of stock of all classes that the Corporation had authority to issue was twenty-nine billion (29,000,000,000) shares of common stock, having an aggregate par value of thirty-three million dollars ($33,000,000) and designated and classified in the following portfolios and classes:

Name of Class	Number of Shares of Common Stock Classified and Allocated
Active International Allocation Portfolio — Class I	500,000,000 shares
Active International Allocation Portfolio — Class P	500,000,000 shares
Capital Growth Portfolio — Class I	500,000,000 shares
Capital Growth Portfolio — Class P	500,000,000 shares
Disciplined Large Cap Value Active Extension Portfolio — Class I	500,000,000 shares
Disciplined Large Cap Value Active Extension Portfolio — Class P	500,000,000 shares
Disciplined Large Cap Value Active Extension Portfolio — Class H	500,000,000 shares
Disciplined Large Cap Value Active Extension Portfolio — Class L	500,000,000 shares

Name of Class	Number of Shares of Common Stock Classified and Allocated
Emerging Markets Debt Portfolio — Class I*	500,000,000 shares
Emerging Markets Debt Portfolio — Class P*	500,000,000 shares
Emerging Markets Debt Portfolio — Class H*	500,000,000 shares
Emerging Markets Debt Portfolio — Class L*	500,000,000 shares
Emerging Markets Portfolio — Class I	500,000,000 shares
Emerging Markets Portfolio — Class P	500,000,000 shares
Focus Growth Portfolio — Class I	500,000,000 shares
Focus Growth Portfolio — Class P	500,000,000 shares
Global Franchise Portfolio — Class I	500,000,000 shares
Global Franchise Portfolio — Class P	500,000,000 shares
Global Real Estate Portfolio — Class I	500,000,000 shares
Global Real Estate Portfolio — Class P	500,000,000 shares
Global Real Estate Portfolio — Class H	500,000,000 shares
Global Real Estate Portfolio — Class L	500,000,000 shares
Global Value Equity Portfolio — Class I	500,000,000 shares
Global Value Equity Portfolio — Class P	500,000,000 shares
International Equity Portfolio — Class I	500,000,000 shares
International Equity Portfolio — Class P	500,000,000 shares
International Growth Active Extension Portfolio — Class I	500,000,000 shares
International Growth Active Extension Portfolio — Class P	500,000,000 shares
International Growth Active Extension Portfolio — Class H	500,000,000 shares
International Growth Active Extension Portfolio — Class L	500,000,000 shares
International Growth Equity Portfolio — Class I	500,000,000 shares
International Growth Equity Portfolio — Class P	500,000,000 shares
International Magnum Portfolio — Class I	500,000,000 shares
International Magnum Portfolio — Class P	500,000,000 shares
International Real Estate Portfolio — Class I	500,000,000 shares
International Real Estate Portfolio — Class P	500,000,000 shares
International Small Cap Portfolio — Class I	1,000,000,000 shares
Large Cap Relative Value Portfolio — Class I	500,000,000 shares
Large Cap Relative Value Portfolio — Class P	500,000,000 shares
Small Company Growth Portfolio — Class I	500,000,000 shares
Small Company Growth Portfolio — Class P	500,000,000 shares
Systematic Active Large Cap Core Portfolio — Class I	500,000,000 shares
Systematic Active Large Cap Core Portfolio — Class P	500,000,000 shares
Systematic Active Small Cap Core Portfolio — Class I	500,000,000 shares
Systematic Active Small Cap Core Portfolio — Class P	500,000,000 shares
Systematic Active Small Cap Growth Portfolio — Class I	500,000,000 shares
Systematic Active Small Cap Growth Portfolio — Class P	500,000,000 shares
Systematic Active Small Cap Value Portfolio — Class I	500,000,000 shares
Systematic Active Small Cap Value Portfolio — Class P	500,000,000 shares
Systematic Large Cap Core Active Extension Portfolio — Class I	500,000,000 shares
Systematic Large Cap Core Active Extension Portfolio — Class P	500,000,000 shares

*

The par value of all shares of common stock of all portfolios and classes that the Corporation has authority to issue is $0.001 per share, with the exception of the shares of common stock classified as Emerging Markets Debt Portfolio — Class I, Emerging Markets Debt Portfolio —Class P, Emerging Markets Debt Portfolio — Class H and Emerging Markets Debt Portfolio Class L, which have a par value of $0.003 per share.

Name of Class	Number of Shares of Common Stock Classified and Allocated
Systematic Large Cap Core Active Extension Portfolio — Class H	500,000,000	shares
Systematic Large Cap Core Active Extension Portfolio — Class L	500,000,000	shares
U.S. Real Estate Portfolio — Class I	500,000,000	shares
U.S. Real Estate Portfolio — Class P	500,000,000	shares
U.S. Small/Mid Cap Value Portfolio — Class I	500,000,000	shares
U.S. Small/Mid Cap Value Portfolio — Class P	500,000,000	shares
Total	29,000,000,000	shares

FIFTH: After giving effect to the decrease in the number of authorized shares of stock of the Liquidated Portfolios and the aggregate number of authorized shares of stock of all classes, as set forth above, the total number of shares of stock of all classes that the Corporation has authority to issue is twenty-five billion (25,000,000,000) shares of common stock, having an aggregate par value of twenty-nine million dollars ($29,000,000) and designated and classified in the following portfolios and classes:

Name of Class	Number of Shares of Common Stock Classified and Allocated
Active International Allocation Portfolio — Class I	500,000,000	shares
Active International Allocation Portfolio — Class P	500,000,000	shares
Capital Growth Portfolio — Class I	500,000,000	shares
Capital Growth Portfolio — Class P	500,000,000	shares
Disciplined Large Cap Value Active Extension Portfolio — Class I	500,000,000	shares
Disciplined Large Cap Value Active Extension Portfolio — Class P	500,000,000	shares
Disciplined Large Cap Value Active Extension Portfolio — Class H	500,000,000	shares
Disciplined Large Cap Value Active Extension Portfolio — Class L	500,000,000	shares
Emerging Markets Debt Portfolio — Class I*	500,000,000	shares
Emerging Markets Debt Portfolio — Class P*	500,000,000	shares
Emerging Markets Debt Portfolio — Class H*	500,000,000	shares
Emerging Markets Debt Portfolio — Class L*	500,000,000	shares
Emerging Markets Portfolio — Class I	500,000,000	shares
Emerging Markets Portfolio — Class P	500,000,000	shares
Focus Growth Portfolio — Class I	500,000,000	shares
Focus Growth Portfolio — Class P	500,000,000	shares
Global Franchise Portfolio — Class I	500,000,000	shares
Global Franchise Portfolio — Class P	500,000,000	shares
Global Real Estate Portfolio — Class I	500,000,000	shares
Global Real Estate Portfolio — Class P	500,000,000	shares
Global Real Estate Portfolio — Class H	500,000,000	shares
Global Real Estate Portfolio — Class L	500,000,000	shares
Global Value Equity Portfolio — Class I	500,000,000	shares
Global Value Equity Portfolio — Class P	500,000,000	shares
International Equity Portfolio — Class I	500,000,000	shares
International Equity Portfolio — Class P	500,000,000	shares

*

The par value of all shares of common stock of all portfolios and classes that the Corporation has authority to issue is $0.001 per share, with the exception of the shares of common stock classified as Emerging Markets Debt Portfolio — Class I, Emerging Markets Debt Portfolio — Class P, Emerging Markets Debt Portfolio — Class H and Emerging Markets Debt Portfolio Class L, which have a par value of $0.003 per share.

Name of Class	Number of Shares of Common Stock Classified and Allocated
International Growth Active Extension Portfolio — Class I	500,000,000	shares
International Growth Active Extension Portfolio — Class P	500,000,000	shares
International Growth Active Extension Portfolio — Class H	500,000,000	shares
International Growth Active Extension Portfolio — Class L	500,000,000	shares
International Growth Equity Portfolio — Class I	500,000,000	shares
International Growth Equity Portfolio — Class P	500,000,000	shares
International Magnum Portfolio — Class I	500,000,000	shares
International Magnum Portfolio — Class P	500,000,000	shares
International Real Estate Portfolio — Class I	500,000,000	shares
International Real Estate Portfolio — Class P	500,000,000	shares
International Small Cap Portfolio — Class I	1,000,000,000	shares
Large Cap Relative Value Portfolio — Class I	500,000,000	shares
Large Cap Relative Value Portfolio — Class P	500,000,000	shares
Small Company Growth Portfolio — Class I	500,000,000	shares
Small Company Growth Portfolio — Class P	500,000,000	shares
Systematic Large Cap Core Active Extension Portfolio — Class I	500,000,000	shares
Systematic Large Cap Core Active Extension Portfolio — Class P	500,000,000	shares
Systematic Large Cap Core Active Extension Portfolio — Class H	500,000,000	shares
Systematic Large Cap Core Active Extension Portfolio — Class L	500,000,000	shares
U.S. Real Estate Portfolio — Class I	500,000,000	shares
U.S. Real Estate Portfolio — Class P	500,000,000	shares
U.S. Small/Mid Cap Value Portfolio — Class I	500,000,000	shares
U.S. Small/Mid Cap Value Portfolio — Class P	500,000,000	shares
Total	25,000,000,000	shares

SIXTH: The number of shares of stock of the Liquidated Portfolios, and the aggregate number of shares of stock of all classes, that the Corporation has authority to issue has been decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 27th day of June 2008.

MORGAN STANLEY INSTITUTIONAL FUND, INC.

By:	/s/ Ronald E. Robison
Ronald E. Robison
President

ATTEST:

/s/ Daniel E. Burton
Daniel E. Burton
Assistant Secretary

THE UNDERSIGNED, President of MORGAN STANLEY INSTITUTIONAL FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ Ronald E. Robison
Ronald E. Robison
President